SIXTH AMENDMENT TO LOAN AGREEMENT AND DOCUMENTS


         THIS SIXTH AMENDMENT TO LOAN AGREEMENT AND DOCUMENTS, dated as of January 15, 1999 (this "Amendment"), is entered into by and between BROOKDALE LIVING COMMUNITIES, INC., a Delaware corporation (the "Borrower"), and LaSALLE NATIONAL BANK, a national banking association (the "Bank").

                                   WITNESSETH

         WHEREAS, Borrower has previously executed and delivered to the Bank a certain Note dated April 27, 1998 in the original principal amount of up to Fifteen Million Dollars ($15,000,000.00) (the "Original Note") evidencing a certain loan (the "Loan") set forth more fully in and governed by a certain Loan Agreement of that same date to which the Bank is also a party (the "Original Loan Agreement");

         WHEREAS, the Loan was subsequently modified and amended by Borrower's execution and delivery to the Bank of a certain Amended and Restated Note dated July 16, 1998 increasing the principal amount of the Loan by $10,000,000.00, on an interim basis only, from $15,000,000.00 to $25,000,000.00 (the "Amended and Restated Note") and a certain First Amendment to Loan Agreement and Documents of that same date to which the Bank is also a party (the "First Amendment") that
(a) increased the principal amount of the Loan on an interim basis as aforesaid and (b) permitted a portion of the Loan to be reserved for the issuance of standby Letters of Credit by the Bank to and for the benefit of municipalities and other governmental units in connection with projects developed by Borrower from time to time as set forth more fully therein;

         WHEREAS, the Loan was subsequently modified and amended by Borrower's execution and delivery to the Bank of a certain Second Amendment to Loan Agreement and Documents dated October 14, 1998 to which the Bank is also a party (the "Second Amendment") wherein (a) the Bank consented to the Borrower's proposed issuance of a convertible subordinated and unsecured note to OZ Master Fund, Ltd. in the principal amount of Ten Million Dollars ($10,000,000.00), (b) the Bank permitted the Borrower to guarantee financing from other financial institutions to certain Subsidiaries of Borrower in connection with certain development projects located in New York, New York (Battery Park City), Glen Ellyn, Illinois and Raleigh, North Carolina, which projects were to be originally financed by Nomura Asset Capital Corporation, (c) the Event of Default set forth in Section 7.01(O) of the Loan Agreement was modified and restructured, and (d) the Interim Maturity Date was extended to November 3, 1998;

         WHEREAS, the Loan was subsequently modified and amended by Borrower's execution and delivery to the Bank of a certain Third Amendment to Loan Agreement and Documents dated October 20, 1998 to which the Bank is also a party (the "Third Amendment") wherein (a) the Maximum Revolving Loan Commitment was frozen at $24,953,750.00, (b) the Interim Maturity Date was extended to November 3, 1998, (c) it was agreed that, on the Interim Maturity Date (x) the outstanding principal balance of the Loan was to be reduced to $10,000,000.00, and (y) the principal amount of the Loan and Maximum Revolving Loan Commitment were to be decreased from $25,000,000.00 to an amount not to exceed $10,000,000.00, (d) the Interim Interest Rate and the Revised Default Rate were adjusted, and (e) certain additional changes to the Maximum Revolving Loan Commitment were mandated based upon the Stock Price of the Company from time to time, all of the foregoing as set forth more fully in and subject to the terms and conditions of the Third Amendment;




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         WHEREAS,  the Loan was subsequently  modified and amended by Borrower's execution and delivery to the Bank of a certain Fourth Amendment to Loan Agreement and Documents dated November 3, 1998 to which the Bank is also a party (the "Fourth Amendment") wherein (a) the Interim Maturity Date was extended to a date certain which was the first to occur of (x) the earlier of November 30, 1998, or (y) the date on which Borrower closed on the Offering (as defined in the Fourth Amendment), and (b) it was agreed that, on the Interim Maturity Date
(x) the outstanding principal balance of the Loan was to be reduced to zero ($0.00) provided that the Offering had closed, (y) the outstanding principal balance of the Loan was to be reduced to $10,000,000.00 regardless of whether the Offering had closed, and (z) the principal amount of the Loan and Maximum Revolving Loan Commitment were to be decreased from $25,000,000.00 to an amount not to exceed $10,000,000.00 regardless of whether the Offering had closed, all of the foregoing as set forth more fully in and subject to the terms and conditions of the Fourth Amendment;

         WHEREAS, the Loan was subsequently modified and amended by Borrower's execution and delivery to the Bank of a certain Third Amended and Restated Note dated December 21, 1998 (the "Third Amended and Restated Note") and a certain Fifth Amendment to Loan Agreement and Documents of that same date to which the Bank is also a party (the "Fifth Amendment") wherein the principal amount of the Loan and the Maximum Revolving Loan Commitment was increased from $10,000,000.00 to $15,000,000.00, as set forth more fully in and subject to the terms and conditions of the Fifth Amendment (the Original Loan Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth
Amendment  and  the  Fifth   Amendment  is  herein  referred  to  as  the  "Loan
Agreement");

         WHEREAS, subject to the terms and conditions of this Amendment, Borrower has requested the Bank to increase the principal amount of the Loan and of the Maximum Revolving Loan Commitment by $10,000,000.00, from $15,000,000.00 to $25,000,000.00, to which the Bank is willing to agree subject to the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the premises, the covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Incorporation of Recitals. The above and foregoing recitals are incorporated into and made a part of this Amendment. All capitalized terms used herein, if not otherwise specifically defined, shall have the meanings and definitions prescribed in the Loan Agreement and the Documents referred to therein.

2. Use of Loan Proceeds. Borrower reaffirms and covenants that the Loan has been used and will continue to be used by Borrower solely for working capital or in connection with the acquisition, leasing or development of Real Property. Borrower further covenants that the $10,000,000.00 increase in the principal amount of the Loan and Maximum Revolving Loan Commitment granted pursuant to this Amendment shall be used solely (a) for the purposes aforesaid, (b) to fund expenses relating to Borrower's Real Property located in New York, New York (Battery Park City), (c) to support Borrower's acquisition of real property located in Quincy, Massachusetts, the facility located thereon and the leasing of the real property and facility to a Subsidiary, and
         (d) to fund other working capital needs of Borrower and its operations and its Subsidiaries.

3. Outstanding Principal Balance of Loan. For purposes of this Amendment and the Loan Agreement, the outstanding principal balance of the Loan at any time shall be the sum of (a) all amounts of the Loan Advances made under the Loan Agreement remaining unpaid plus (b) all outstanding LC Reserves (as defined in the First Amendment and herein).


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4.       Interim  Maturity  Date.  The term  "Interim  Maturity  Date" is hereby amended and restated to mean a date certain which is the first to occur of (a) April 26, 1999, (b) a date certain which is the date on which Borrower closes on the refinancing or restructuring of three letters of credit currently extended by LaSalle. National Bank and BankOne in the approximate amount of $65,000,000.00 in connection with bonds issued
         with  respect  to  Real  Property  located  in  Lisle,   Illinois  (The
         Devonshire) and Des Plaines, Illinois (The Heritage), but only if as a result thereof, Borrower or an Affiliate or a Subsidiary receives the return of the cash collateral currently pledged as security for said letters of credit, (c) a date certain which is the date on which Borrower closes on the restructuring of two recent lease transactions, but only if as a result thereof, Borrower or an Affiliate or a
         Subsidiary   receives   the  return  of  the  cash   invested  in  said
         transactions, or (d) a date certain which is the date on which Borrower closes on any offering of Borrower's Stock.

5. Increased Loan Commitment; Reduction. As of the date of this Amendment, the Loan Agreement and the Documents are hereby amended to increase the principal amount of the Loan and Maximum Revolving Loan Commitment from $15,000,000.00 to an amount not to exceed $25,000,000.00 until the Interim Maturity Date on which date, without further notice or demand
         (a) Borrower shall pay amounts necessary to reduce the outstanding principal balance of the Loan to $15,000,000.00 or less, and (b) the Maximum Revolving Loan Commitment shall be permanently reduced to an amount not to exceed $15,000,000.00. The Maximum Revolving Loan Commitment shall also be permanently reduced to an amount not to exceed $15,000,000.00 upon a Voluntary Permanent Reduction (as defined herein) by Borrower pursuant to Section 12. Notwithstanding the foregoing, in the event the Interim Maturity Date is the same date as the Maturity Date, the outstanding principal balance of the Loan together with any accrued but unpaid interest thereon and any other costs or amounts owed to the Bank hereunder shall be due and paid in full on such date.

6. Letters of Credit. Provided Borrower is otherwise in compliance with all terms and conditions of the Loan Agreement, the Documents and this Amendment, the Bank agrees to issue from time to time from the date of this Amendment to and including April 1, 1999, standby letters of credit (a "Letter of Credit" and, collectively, the "Letters of Credit") for the account of Borrower to and for the benefit of municipalities and other units of government in order to guarantee Borrower's completion of public improvements required by those entities in connection with Borrower's development projects, all subject to the conditions of this Section 6 and which, when added to: (a) the aggregate amount of all other Letters of Credit outstanding, issued or approved by the Bank as of the proposed issuance date, and (b) the aggregate amount of Loan Advances outstanding as of the proposed issuance date, will not exceed the Maximum Revolving Loan Commitment in effect as of the proposed issuance date. The Letters of Credit shall also be subject to the following conditions:

                  a. Application and Agreement. As a condition of the Bank's obligation to issue a particular Letter of Credit, Borrower, through the Authorized Borrower Representative, shall notify the Bank of the particulars of the Letter of Credit not less than three (3) business days in advance, and Borrower shall provide such borrowing resolutions and information, and execute such applications, documents and agreements as are required by the Bank, including without limitation, the Bank's standard form of application and credit agreement. ("LC Documents").

                  b. Reserve. The stated amount of each Letter of Credit issued by the Bank shall reduce the amount of the Maximum Revolving Loan Commitment then in effect in accordance with the terms of this Agreement on a dollar for dollar basis ("LC Reserve").

                  c. Expiry. The Bank shall not issue any Letter of Credit with an expiry date later than April 1, 1999.


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                  d. Fee. Borrower shall pay the Bank a fee in the amount of one percent (1%) per annum of the stated amount of each Letter of Credit issued by the Bank at the request of Borrower, fully earned and payable quarterly in advance. If the Letter of Credit expires during the quarter, the fee shall be pro-rated based upon the number of days in the quarter that the Letter of Credit is outstanding. As a condition to the issuance of each Letter of Credit, Borrower shall pay the Bank the quarterly portion of the Letter of Credit fee stated in the preceding sentence.

                  e. Payment. Each drawing under the Letter of Credit (an "LC Drawing") shall constitute a Loan Advance under the Loan Agreement and shall be payable in accordance with the terms and provisions of the Loan Agreement with respect to other Loan Advances. Borrower's obligation to pay all LC Drawings shall be absolute, irrevocable, unconditional and without setoff under any and all circumstances whatsoever, including, without limitation, any of the following, whether or not with notice to, or the consent of, Borrower:

                       (i) Any lack of validity or enforceability of a Letter of
                   Credit, the Loan Agreement, or any of the LC Documents;

                       (ii) The  existence  of any  claim,  set-off,  defense or
                   other right which Borrower may have at any time against the beneficiary of a Letter of Credit, the Bank or any other person or entity, whether in connection with the transactions contemplated herein or therein or any unrelated transaction;

                       (iii) Any statement or any other document presented under
                   a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                       (iv) Payment by the Bank under a Letter of Credit against
                   presentation of a draft or certificate which does not comply with the terms of the Letter of Credit;

                       (v) Any failure,  omission,  delay or lack on the part of
                   the Bank or any party to any of the LC Documents to enforce, assert or exercise any right, power or remedy conferred upon the Bank or any such party under the LC Documents, or any other acts or omissions on the part of the Bank or any such party;

                       (vi) The voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets of Borrower, the receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment or other similar proceedings affecting Borrower or any of the assets of Borrower, or any allegation or contest of the validity of this Amendment, the Loan Agreement, the Letter of Credit or any of the LC Documents, in any such proceeding; or

                       (vii) Any other event or action that would, in the absence of this clause, result in the release or discharge by operation of law of Borrower from the performance or observance of any obligation, covenant or agreement contained in this Amendment, the Loan Agreement, the Letter of Credit or any of the LC Documents.

                  f. LC Documents. Each Letter of Credit shall be governed by and subject to the LC Documents required to be executed by Borrower for each such Letter of Credit. In the event of any conflict between any of the terms of the LC Documents and any of the terms of this Amendment, the terms of this Amendment shall control.

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7.       Interest Rate. Except as provided in Section 8 of this Amendment,  Loan
         Advances under the Loan Commitment shall bear interest at the Prime Rate plus one-half of one percent (0.50%) per annum. As set forth in the Fifth Amendment, the Interim Interest Rate is no longer applicable and accordingly, all references to Interim Interest Rate in the Loan Agreement are hereby deleted.

8. Default Rate. The Loan Agreement is hereby amended to provide that any Obligation of the Borrower under this Amendment, the Loan Agreement or any of the other Documents which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall, without notice, bear interest payable on demand at the then Prime Rate plus four percent (4.0%). In addition, after the occurrence of any other Event of Default and delivery to the Borrower of the Bank's notice to charge post-default interest, all Obligations of the Borrowers hereunder shall bear interest at the rate provided for in the immediately preceding sentence. The Revised Default Rate, Preliminary Default Rate and Modified Rate are no longer applicable and accordingly, all references to Revised Default Rate, Preliminary Default Rate and Modified Rate in the Loan Agreement are hereby deleted.

9. Decrease of Loan Commitment Based on Stock Price. If at any time that any portion of the loan remains outstanding and the closing price of Borrower's publicly traded shares of stock as quoted on the NASDAQ (the "Stock Price") (the date of the occurrence described herein is hereafter referred to as the "Trigger Date") is:

                  a. Less than $12.50 per share but not less than $10.00, the principal amount of the Loan and the Maximum Revolving Loan Commitment shall, without further notice, be decreased to $5,000,000.00 and Borrower shall pay within one business day of the Trigger Date, without further notice or demand, amounts necessary to reduce the outstanding principal balance of the Loan to $5,000,000.00.

                  b. Less than $10.00 per share, the principal amount of the Loan and the Maximum Revolving Loan Commitment shall, without further notice, be decreased to zero ($0.00) and Borrower shall pay within one business day of the Trigger Date, without further notice or demand, amounts necessary to reduce the outstanding principal balance of the Loan to zero ($0.00). If any amount of the outstanding principal balance of the Loan is comprised of LC Reserves, Borrower shall provide the Bank with cash collateral in an amount equal to the outstanding LC Reserve to secure the amount of the outstanding principal balance comprised of the LC Reserve.

         If the outstanding principal balance of the Loan is not reduced to the applicable amount by the close of the next business day immediately following the Trigger Date or if Borrower fails to provide the Bank with sufficient cash collateral as required in subsection (b) herein, Borrower shall be considered in default under the Loan Agreement and, in addition to all other rights and remedies available to the Bank under the Loan Agreement, the Documents, at law or equity, any and all amounts outstanding under the Loan Agreement shall, without notice, bear interest payable on demand at the default rate of interest set forth in Section 8 of this Amendment.

10. Maturity Date. The term "Maturity Date" is hereby amended and restated to mean (a) the Interim Maturity Date as to any and all amounts of the outstanding principal balance of the Loan in excess of $15,000,000.00, and (b) April 26, 1999 as to the outstanding principal balance of the Loan at or below $15,000,000.00 together with any accrued but unpaid interest thereon and any other costs or amount owed to the Bank under the Loan Agreement as amended hereby.




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11.      Execution Note.  Contemporaneous  with the execution of this Agreement, the Borrower has executed and  delivered a Fourth  Amended and Restated
         Note in the principal sum of up to $25,000,000.00 evidencing the Loan as amended by this Amendment, which Fourth Amended and Restated Note shall replace and supersede the Third Amended and Restated Note.

12. Payment of Fees. Contemporaneous with and as a condition to the execution of this Amendment, Borrower shall pay the Bank a fee in the amount of $100,000.00 (the "Fee"), which Fee is deemed fully earned by the Bank at the time Borrower and the Bank execute this Amendment, as additional consideration for increasing the amount of the Loan and Maximum Revolving Loan Commitment. If the outstanding principal balance of the Loan and the Maximum Revolving Loan Commitment is reduced to $15,000,000.00 or less on or prior to April 1, 1999, regardless of whether such reduction is made voluntarily or pursuant to Section 5, and if the Borrower is not otherwise in default under the Loan Agreement or the Documents, fifty percent (50%) of the Fee shall be refunded to Borrower; provided that if the reduction to $15,000,000.00 by Borrower is made voluntarily, in order for Borrower to obtain the refund, Borrower must provide Bank with written notification that Borrower desires to effectively reduce the Maximum Revolving Loan Commitment to $15,000,000.00 or less (the "Voluntary Permanent Reduction"). Upon receipt by Bank of Borrower's written notice of a Voluntary Permanent Reduction, the Maximum Revolving Loan Commitment shall be permanently reduced to an amount not to exceed $15,000,000.00. If Borrower fails to provide Bank with such written notification, the Maximum Revolving Loan Commitment shall remain at $25,000,000.00 and Borrower shall not be entitled to the refund set forth in the preceding sentence. Borrower shall also pay the reasonable legal fees of Bank counsel in connection with the preparation of this Amendment and matters related thereto. In addition to the Fee, Borrower shall continue to be obligated to pay the Bank the Unused Commitment Fee in the amount of one-quarter of one percent (1/4%) per annum of the average unused Maximum Revolving Loan Commitment, excluding the LC Reserve, and as otherwise set forth in the Loan Agreement, as amended by this Amendment.

13. NASDAQ Registration. If at any time that any portion of the loan remains outstanding and Borrower's publicly traded shares of stock cease to be quoted on the NASDAQ, Borrower shall be considered to be in default under the Loan Agreement.

14. Information. Borrower shall provide Bank, upon request, with copies of all documentation and information concerning the Subordinated Note and the outside financing referred to in this Amendment.

15. Year 2000 Problem. Borrower reaffirms and covenants that Borrower and its Subsidiaries have reviewed the areas within their business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the "Year 2000 Problem" (that is, the risk that computer applications used by Borrower and its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), and have made related appropriate inquiry of material suppliers and vendors. Based on such review and program, Borrower believes that the "Year 2000 Problem" will not have a material adverse effect on Borrower. From time to time, at the request of the Bank, Borrower and its Subsidiaries shall provide to the Bank such updated information or documentation as is requested regarding the status of their efforts to address the Year 2000 Problem.

16. Reaffirmation. To the extent any term(s) or condition(s) in the Loan Agreement or any of the Documents shall contradict or be in conflict with the amended terms of the Loan as set forth herein, such terms and conditions are hereby deemed modified and amended accordingly, upon the effective date hereof, to reflect the terms of the Loan as so amended herein. All terms of the Loan Agreement and the Documents, as amended hereby, shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of Borrower to the Bank. As of the date of this Amendment, Borrower herein

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         restates,  ratifies and reaffirms each and every term and condition set forth in the Loan Agreement and the Documents as amended herein. There are no other changes to the Documents, including without limitation the Loan Agreement, except for the changes specifically set forth herein. Notwithstanding the foregoing, Borrower acknowledges and agrees that in addition to amending certain terms and conditions of the Loan, this Amendment restates certain terms and conditions previously set forth in the Loan Agreement. Any terms or conditions set forth in the Loan
         Agreement that are not specifically amended or modified by this Amendment, even if not specifically restated herein, shall remain binding on the parties hereto.

17. No Waiver. No failure or delay on the part of the Bank in exercising any right, power or remedy hereunder or under any other Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or under any other Document. The remedies herein provided and under any other Document are cumulative and not exclusive of any remedies provided by law.

18. Certification. To further induce the Bank to enter into this Amendment, Borrower represents and warrants to the Bank as follows: (a) Borrower is empowered to perform all acts and things undertaken and done pursuant to this Amendment and has taken all corporate or other action necessary to authorize the execution, delivery and performance of the of this Amendment; (b) the officers of Borrower executing this Amendment have been duly elected or appointed and have been fully authorized  to  execute  the  same  at  the  time  executed;  (c)  this
         Amendment, when executed and delivered, will be the legal, valid and binding obligation of Borrower, enforceable against it in accordance with its respective terms; and (d) Borrower is delivering to the Bank contemporaneously herewith, a certificate of Borrower's Secretary certifying as to the resolutions of the Executive Committee of Borrower's Board of Directors approving this Amendment and the incumbency and signatures of the officers of Borrower signing this Amendment.

19. Absence Of Claim. To further induce the Bank to enter into this Amendment, Borrower hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense, counterclaim or objection in favor of Borrower as against the Bank with respect to the Obligations to the Bank.

20. Illinois Law To Govern. This Amendment and each transaction contemplated hereunder shall be deemed to be made under and shall be construed and interpreted in accordance with the laws of the State of Illinois.

21. Binding Effect. The terms, provisions and conditions of this Amendment shall be binding upon and inure to the benefit of each respective party and their respective legal representatives, successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        BORROWER:

                                        BROOKDALE LIVING COMMUNITIES, INC.

                                     By:  /s/ Darryl W. Copeland, Jr.
                                          -------------------------------------
                                     Print Name:  Darryl W. Copeland, Jr.
                                     Title:  Executive Vice President

ATTEST:


By:  /s/ Robert J. Rudnik
     --------------------
Print Name:  Robert J. Rudnik
Title:  Secretary


                                        BANK:

                                        LaSALLE NATIONAL BANK


                                     By:  /s/ David E. Heise
                                          -------------------------------------
                                     Print Name:  David E. Heise
                                     Title:  Commercial Banking Officer

                                      - 8 -